Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Inquiries:	Karen King
Vice President, Investor Relations
847/585-3899

Media Inquiries:	Tracy Lorenz
Vice President, Corporate Communications
847/585-3899

CAREER EDUCATION CORPORATION ANNOUNCES

BROOKS COLLEGE RE-ACCREDITATION

Hoffman Estates, IL (July 1, 2005) - Career Education Corporation (Nasdaq: CECO) today announced that Brooks College’s accrediting commission has reaffirmed the college’s accreditation at its campuses in Long Beach and Sunnyvale, California and has removed the campuses from probation. The Accrediting Commission for Community and Junior Colleges of the Western Association of Schools and Colleges (ACCJC) originally placed Brooks College on probation in June 2004, following its re-accreditation review.

Since 1977, Brooks College has been accredited by ACCJC and has dedicated itself to providing a quality education to those students planning careers in fashion design/merchandising, graphic design, interior design, multimedia, animation and network technology. Brooks College’s “hands-on” programs are taught by experienced professionals, providing the students with skills to better meet the demands and needs of the job market.

“We are pleased to see that ACCJC recognized the significant progress that we have made over this past year,” said Al Nederhood, President of Brooks College. “We appreciate the recommendations that the Commission made to the institution, and we are committed to continuing our work with the Commission to ensure our institution’s educational integrity, effectiveness and quality.”

Career Education Corporation (www.careered.com) is one of the largest providers of private, for-profit postsecondary education and has a presence in both on-campus and online education. CEC’s Colleges, Schools and Universities Group operates over 80 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master’s degree, bachelor’s degree, associate degree and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts. The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education. CEC’s total student population on April 30, 2005 was approximately 96,700 students.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipates,” “expects,” “projects,” “plans,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs, including those described herein; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative and other lawsuits; and risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; future financial and operational results; competition; general economic conditions; risks related to our ability to manage and continue growth; and other risk factors relating to our industry and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission. We disclaim any responsibility to update or revise these forward-looking statements.

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